Exhibit 4.29

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of March 18, 2005, by and among Midas International Corporation, a Delaware corporation, and the other borrowers listed on the signature pages hereto (collectively, the “Borrowers” and individually, a “Borrower”), the Lenders and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as LC Issuer, Swing Line Lender and Agent (the “Agent”).

RECITALS

A. The Borrowers, the lenders party thereto (the “Lenders”), the Agent, National City Bank of the Midwest, as syndication agent, and LaSalle Bank National Association, as documentation agent, are party to that certain Amended and Restated Credit Agreement dated as of March 16, 2004 and amended as of November 5, 2004 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B. The Borrowers have requested that the Agent and the Lenders further amend the Credit Agreement.

C. The Agent and the Lenders are willing to further amend the Credit Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendment to Credit Agreement.

(a) Article I of the Credit Agreement is hereby amended by deleting clause (v) of the definition of “Consolidated EBITDA” in its entirety and replacing it with the following:

(v) with respect to fiscal year 2004 only, (A) special charges related to the prepayment of Indebtedness of the Loan Parties in an aggregate amount not to exceed $4,700,000, and (B) special charges related to the reconciliation of restructuring charges taken during fiscal year 2003 in an aggregate amount not to exceed $1,200,000,

2. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that:

(a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and

(c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

3. Effective Date. This Amendment shall become effective upon receipt by the Agent of duly executed counterparts of this Amendment from the Borrowers and the Required Lenders.

4. Reference to and Effect Upon the Credit Agreement.

(a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any Default or Unmatured Default or any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and each Borrower hereby fully ratifies and affirms each Loan Document to which it is a party.

(b) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5. Costs and Expenses. The Borrowers hereby reaffirm their joint and several obligation under Section 9.5.1 of the Credit Agreement to reimburse the Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees and expenses of attorneys for the Agent with respect thereto.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

9. Reaffirmation of Guaranty. Each of the Guarantors and the Canadian Guarantors hereby reaffirms its obligations under the Guaranty and the Canadian Guaranty, respectively.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BORROWERS:

MIDAS INTERNATIONAL CORPORATION, a Delaware corporation, individually and as Borrower Representative

By:
Its:

DEALERS WHOLESALE, INC.

By:
Its:

INTERNATIONAL PARTS CORPORATION

By:
Its:

MUFFLER CORPORATION OF AMERICA

By:
Its:

HUTH, INC.

By:
Its:

MIDAS PROPERTIES INC.

By:
Its:

MIDAS REALTY CORPORATION

By:
Its:

COSMIC HOLDINGS LLC

By:
Its:

COSMIC HOLDINGS CORPORATION

By:
Its:

GUARANTORS:

MIDAS, INC.

By:
Its:

MIDAS ILLINOIS INC.

By:
Its:

PROGRESSIVE AUTOMOTIVE SYSTEMS, INC.

By:
Its:

MIDAS INTERNATIONAL CORPORATION, a Wyoming corporation

By:
Its:

PARTS WAREHOUSE, INC.

By:
Its:

MIDAS CANADA INC.

By:
Its:

MIDAS CANADA HOLDINGS LIMITED

By:
Its:

MIDAS REALTY CORPORATION OF CANADA INC.

By:
Its:

LENDERS:

JPMORGAN CHASE BANK, N.A.
(successor by merger to Bank One, NA), individually and as Agent

By:
Its:

NATIONAL CITY BANK OF THE MIDWEST

By:
Its:

LASALLE BANK NATIONAL ASSOCIATION

By:
Its:

HARRIS TRUST AND SAVINGS BANK

By:
Its:

BANK OF AMERICA, N.A.

By:
Its:

THE PROVIDENT BANK

By:
Its: